Exhibit 3.32

BYLAWS

OF

INTERTAX, INC.

Revised 9/5/1995

ARTICLE I

Offices

The principal office of the Corporation in the State of Minnesota shall be located in the city of Wayzata, County of Hennepin. The Corporation may have such other offices, either within or without the state of Minnesota as the Board of Directors may designate or as the business of the corporation may require from time to time.

The location and address of the registered office of the corporation is 15500 Wayzata Blvd., Wayzata, MN 55391. The registered office of the Corporation, required by the Minnesota Business Corporation Code to be maintained in the State of Minnesota, may be, but need not be, identical with the principal office in the State of Minnesota, and the address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE II

Shareholders

Section 1 - Place of Meeting. All meetings of the shareholders of this corporation shall be held at its principal office unless some other place for any such meeting within or without the State of Minnesota is designated by the Board of Directors in the notice of meeting. Any regular or special meeting of the shareholders of the corporation called by or held pursuant to a written demand of the shareholders shall be held in the county where the principal offices of the corporation is located.

Section 2 - Regular Meetings. Regular meetings of the shareholders of this corporation may be held at the discretion of the Board of Directors on an annual or less frequent periodic basis on such dates and at such times and places as may be designated by the Board of Directors in the notices of meeting. At regular meetings the shareholders shall elect a Board of Directors and transact such other business as may be appropriate for action by shareholders. If a regular meeting of shareholders has not been held for a period of fifteen (15) months, one or more shareholders holding not less than three percent (3%) of the voting power of all shares of the corporation entitled to vote may call a regular meeting of the shareholders by delivering to the chief executive officer or chief financial officer a written demand for a regular meeting. Within thirty (30) days after the receipt of such a written demand the Board of Directors shall cause a regular meeting of shareholders to be called and held on notice no later than ninety (90) days after the receipt of such written demand, all at the expense of the corporation.

Section 3 - Special Meetings. Special meetings of the shareholders, for any purposes appropriate for action by shareholders, may be called by the chief executive officer, the chief financial officer, or by the Board of Directors or any two or more members thereof. Such meeting shall be held on such date and at such time and place as shall be fixed by the person or persons calling the meeting and designated in the notice of meeting. A special meeting may also be called by one or more shareholders holding ten percent (10%) or more of the voting power of all shares of the corporation entitled to vote by delivering to the chief executive officer a written demand for a special meeting, which demand shall contain the purpose of the meeting. Within thirty (30) days after the receipt of such a written demand for a special meeting, the Board of Directors shall cause a special meeting of shareholders to be held on notice no later than ninety (90) days after the receipt of such written demand, all at the expense of the corporation. Business transacted at any special meeting of shareholders shall be limited to the purpose or purposes stated in the notice of meeting, Any business transacted at any special meeting of shareholders that is not included among the stated purposes of such meeting shall be voidable by or on behalf of the corporation unless all of the shareholders have waived notice of the meeting.

Section 4 - Notice of Meetings. Except where a meeting of shareholders is an adjourned meeting and the date, time, and place of such meeting were announced at the time of adjournment, notice of all meetings of shareholders stating the date, time, and place thereof, and any other information required by law or desired by the Board of Directors or by such other person calling the meeting, and in the case of special meetings, the purpose thereof, shall be given to each shareholder of record entitled to vote at such meeting not less than five (5) nor more than sixty (60) days prior to the date of such meeting. If a plan of merger of exchange or sale or other disposition of all or substantially all of the assets of the corporation is to be considered at a meeting of shareholders, notice of such meeting shall be given to every shareholder, whether or not entitled to vote. The notice of meetings at which there is to be considered a proposal to adopt a plan of merger of exchange or sale or other disposition of all or substantially all of the assets of the corporation shall be given not less than fourteen (14) days prior to the date of such meeting, shall state the purpose of such meeting, and, where a plan of merger or exchange is to be considered, shall include a copy or a short description of the plan.

Notices of meeting shall be given to each shareholder entitled thereto by oral communication, by mailing a copy thereof to such shareholder at an address of such shareholder, by handing a copy thereof to such shareholder, of by any other delivery that conforms to law. Notice by mail shall be deemed given when deposited in the United States mail with sufficient postage affixed. Notice shall be deemed received when it is given.

Any shareholder may waive notice of any meeting of shareholders. Waiver of notice shall be effective whether given before, at, or after the meeting and whether given orally, in writing, or by attendance. Attendance by a shareholder at a meeting is a waiver of notice of the meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting, or objects before a vote on an item of business because the item may not be considered at the meeting and does not participate in the consideration of the item at the meeting.

Section 5 - Record Date. For purposes of determining shareholders entitled to notice of and to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may, but need not, fix a date as the record date for any such determination of shareholders, which record date, however, shall in no event be more than sixty (60) days prior to any such intended action or meeting.

Section 6 - Quorum. The holders of a majority of the voting power of all shares of the corporation entitled to vote at a meeting shall constitute a quorum at a meeting of shareholders for the purpose of taking any action other than adjourning such meeting. If the holders of a majority of the voting power of all shares are not present at a meeting, the shareholders present in person or by proxy shall constitute a quorum for the sole purpose of adjourning such meeting, and the holders of a majority of the shares so represented may adjourn the meeting to such date, time, and place as they shall announce at the time of adjournment. Any business that might have been transacted at the adjourned meeting had a quorum been present, may be transacted at the meeting held pursuant to such adjournment and at which a quorum shall be represented. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally represented leaves less than the number otherwise required for a quorum.

Section 7 - Voting and Proxies. At each meeting of the shareholders every shareholder shall be entitled to one vote in person or in proxy for each share of capital stock held by such shareholder, but no appointment of a proxy shall be valid for any purpose more than eleven (11) months after the date of its execution, unless a longer period is expressly provided in the appointment. Every appointment of proxy shall be in writing (which shall include telegraphing, cabling, or telephotographic transmission), and shall be filed with the Secretary of the corporation before or at the meeting at which the appointment is to be effective. An appointment of proxy for shares held jointly by two or more shareholders shall be valid if signed by any one of them, unless the Secretary of the corporation receives from any one of such shareholders written notice either denying the authority of another of the shareholders to appoint a proxy or appointing a different proxy. All questions regarding the qualification of voters, the validity of appointments of proxies, and acceptance of rejection of votes shall be decided by the presiding officer of the meeting.

The shareholders shall take action by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or present by proxy, entitled to vote, except where a different vote is required by law, the Articles of Incorporation, or these Bylaws.

Section 8 - Action Without Meeting by Shareholders. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting by written action signed all of the shareholders entitled to vote on such action. Such written action shall be effective when signed by all of the shareholders entitled to vote thereon of at such different times as is provided in the written action.

ARTICLE III

Directors

Section 1 - General Power. Except as authorized by the shareholders pursuant to a shareholder control agreement or unanimous action, the business and affairs of the corporation shall be managed by or under the direction of its Board of Directors. The directors may exercise all such powers and do all such things as may be exercised or done by the corporation, subject to the provision of applicable law, the Articles of Incorporation, and these Bylaws.

Section 2 - Number, Tenure, and Qualifications. The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by resolution of the shareholders. In the event that the shareholders fail to fix the number of directors, the number shall be the number provided for by the Articles of Incorporation. No decrease in the number of directors pursuant to this section shall effect the removal of any director then in office except upon compliance with the provisions of Section 7 of this Article. Except as provided in Section 6 and 7 of this Article, each director shall be elected at a regular meeting of shareholders and shall hold office until the next regular meeting of the shareholders and thereafter until a successor is duly elected and qualified, unless a prior vacancy shall occur by reason of death, resignation, of removal from office. Directors shall be natural persons, but need not be shareholders.

Section 3 - Meetings. Meetings of the Board of Directors shall be held immediately after, and at the same place as, regular meetings of shareholders. Other meetings of the Board of Directors may be held at such times and places as shall from time to time be determined by the Board of Directors. Meetings of the Board of Directors also may be called by the chief executive officer, by the chief financial officer, or by any director, in which case the person or persons calling such meeting may fix the date, time and place thereof and shall cause notice of meeting to be given.

Section 4 - Notice of Meeting. If the date, time, and place of a meeting of the Board of Directors has been announced at a previous meeting, no notice is required, In all other cases three (3) days’ notice of meetings of the Board of Directors, stating the date, time, and place thereof and any other information required by law or desired by the person or persons calling such meeting, shall be given to each director. If notice of the meeting is required, and such notice does not state the place of the meeting, such meeting shall be held be held at the principal office of the corporation. Notice of meetings of the Board of Directors shall be given to directors in the manner provided in these Bylaws for giving notice to shareholders of meetings of shareholders.

Any director may waive notice of any meeting. A waiver of notice by a director is effective whether given before, at, or after the meeting, and whether given orally, in writing, or by attendance. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, unless such director objects at the beginning of the meeting to the transaction of business on grounds that the meeting is not lawfully called or convened and does not participate in the meeting.

Section 5 - Quorum and Voting. A quorum of directors for the transaction of business at any meeting of the Board of Directors shall require that a) a majority of directors (at least half) be present and, b) the directors present collectively control, through ownership or proxy, at least fifty-one percent (51%) of the voting shares of the corporation. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum is present.

The Board of Directors shall take action by affirmative vote that a) consists of a majority of directors (at least half) who are present at a duly held meeting, and b) the directors voting in the affirmative collectively control, through ownership or proxy, at least fifty-one percent (51%) of the voting shares of the corporation, except as to any question upon which any different vote is required by law, the Articles of Incorporation, or these Bylaws. A director may give advance written consent or objection to a proposal to be acted upon at a meeting of the Board of Directors. If the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected, such consent or objection shall be counted as a vote for or against the proposal and shall be recorded in the minutes of the meeting. Such consent of objection shall not be considered in determining the existence of a quorum.

Section 6 - Vacancies and Newly Created Directorships. Any vacancy occurring on the Board of Directors may be filled by the affirmative vote of a majority of the directors remaining in office, and those voting in the affirmative collectively control, through ownership or proxy, at least fifty-one (51%) of the voting shares of the corporation. Any newly created directorship resulting from an increase in the number of directors by action of the shareholders, may be filled by a majority vote of directors and this majority collectively controls, through ownership or proxy, at least fifty-one (51%) or the voting shares of the corporation. Unless a prior vacancy occurs by reason of death, resignation, of removal from office, any director so elected shall hold office until the next regular meeting of the shareholders and until a successor is duly elected and qualified.

Section 7 - Removal of Directors. The entire Board of Directors or any director or directors may be removed from office, with or without cause, at any special meeting of the shareholders duly called for that purpose as provided in these Bylaws, by a vote of the shareholders holding a majority of the shares entitled to vote at an election of directors. At such meeting, without further notice, the shareholders may fill any vacancies created by such removal as provided in Section 6 of this Article. Any such vacancy not so filled may be filled by the directors as provided in Section 6 of this Article. Any director named by the Board of Directors to fill a vacancy may be removed at any time, with or without cause, by an affirmative vote of a majority of all remaining directors and this majority collectively controls, through ownership or proxy, at least fifty-one percent (51%) of the voting shares of the corporation (including remaining directors elected by shareholders and remaining directors elected by the directors without shareholders action pursuant to Section 6 of this Article), if the shareholders have not elected directors in the interval between the appointment to fill the vacancy and the time of removal.

Section 8 - Committees. The Board of Directors, by a resolution may establish one or more committees of one or more persons having the authority of the Board of Directors in the management of the business of the corporation to the extent provided in such resolution. Such committees however, shall at all times be subject to the direction and control of the Board of Directors. Committee members need not be directors and shall be appointed by the affirmative vote of majority of the directors and this majority collectively control, through ownership or proxy, at least fifty one percent (51%) of the voting shares of the corporation. A majority of the members of any committee shall constitute a quorum for the transaction of business at a meeting of any such committee. In other matters of procedure the provisions of these Bylaws shall apply to committees and the members thereof to the same extent they apply to the Board of Directors and directors, including, without limitation, the provisions with respect to meeting and notice thereof, absent members, written action, and valid acts. Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors.

Section 9 - Action in Writing. Any action required or permitted to be taken at a meeting of the Board of Directors or of a lawfully constituted committee thereof may be taken by written action signed by all of the directors then in office of by all of the members of such committee, as the case may be. If the action does not require shareholder approval, such action shall be effective if signed by the number of directors of members of such committee that would be required to take the same action at a meeting at which all directors or committee members were present. If any written action is taken by less than all directors, all directors shall be notified immediately of its text and effective date. The failure to provide such notice, however, shall not invalidate such written action.

Section 10 - Meeting by Means of Electronic Communication. Members of the Board of Directors of the corporation, or any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone of similar means of communication by which all persons participating in the meeting can simultaneously hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

ARTICLE IV

Officers

Section 1 - Number and Qualification. The officers of the corporation shall consist of one or more natural persons elected by the Board of Directors exercising the functions of the officers, however designated, of the chief executive officer and chief financial officer. The Board of Directors may also appoint such other officers and assistant officers as it may deem necessary. Except as provided in these Bylaws, the Board of Directors shall fix the powers, duties, and compensation of all officers. Officers may be, but need not be, directors of the corporation. Any number of offices may be held by the same person.

Section 2 - Term of Office. Any officer shall hold office until a successor is duly elected, unless prior thereto such officer shall have resigned or been removed from office as hereinafter provided.

Section 3 - Removal and Vacancies. Any officer or agent elected or appointed by the Board of Directors shall hold office at the pleasure of the Board of Directors and may be removed, with or without cause, at any time by the vote of a majority of the Board of Directors. Any vacancy in an office of the corporation shall be filled by action of the Board of Directors.

Section 4 - Chief Executive Officer. Unless provided otherwise by a resolution by the Board of Directors, the chief executive officer shall have general active management of the business of the corporation, in the absence of the Chairman or the Board or if the office of Chairman of the Board is vacant, shall preside at meetings of the shareholders and the Board of Directors, shall see that all orders and resolutions of the Board of Directors are carried onto effect, shall sign and deliver in the name of the corporation any deeds, mortgages, bonds, contracts, or other instruments pertaining to the business of the corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person of is expressly delegated by the Articles of Incorporation, these Bylaws, or the Board of Directors to some other officer or agent of the corporation, may maintain records and certify proceedings of the Board of Directors and shareholders, and shall perform such other duties as may from time to time be prescribed by the Board of Directors.

Section 5 - Chief Financial Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the chief financial officer shall keep accurate financial records of the corporation, shall deposit all monies, drafts, and checks in the name of and to the credit of the corporation in such banks and depositories as the Board of Directors shall designate from time to time, shall endorse for deposit all notes, checks, and drafts received by the corporation as ordered by the Board of Directors, making proper vouchers thereof, shall disburse corporate funds and issue checks and drafts in the name of the corporation as ordered by the Board of Directors, shall render to the chief executive officer and the Board of Directors, whenever requested, an accounting of all such officer’s transactions as chief financial officer and of the financial condition of the corporation, and shall perform such other duties as may be prescribed by the Board of Directors or the chief executive officer from time to time.

Section 6 - Chairman of the Board. The Board of Directors may elect a Chairman of the Board who, if elected, shall preside at all meetings of the shareholders and of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors from time to time.

Section 7 - President. The President shall have such powers and perform such duties as the chief executive officer or Board of Directors may prescribe from time to time. In the absence of the chief executive officer or in the event of the chief executive officer’s death, inability, or refusal to act, the President shall perform the duties of the chief executive officer, and, when so acting, shall have the powers of and be subject to all of the restrictions upon the chief executive officer.

Section 9 - Secretary. The Secretary shall attend all meetings of the Board of Directors and of the shareholders and shall maintain records of, and whenever necessary, certify all proceedings of the Board of Directors and of the shareholders. The Secretary shall keep the stock books of the corporation, when so directed by the Board of Directors or other person or persons authorized to call such meetings, shall give or cause to be given notice of meetings of the shareholders and/or Board of Directors, and shall also perform such other duties and have such power as the chief executive officer or Board of Directors may prescribe from time to time.

Section 10 - Treasurer. Unless otherwise determined by the Board of Directors, the Treasurer shall be the chief financial officer of the corporation. If an officer other than the Treasurer is designated chief financial officer, the Treasurer shall have such powers and perform such duties as the chief executive officer or Board of Directors may prescribed from time to time.

Section 11 - Delegation. Unless prohibited by a resolution approved by the Board of Directors an officer elected by or appointed by the Board of Directors may delegate in writing some or all of the duties and powers of such person’s office to other persons.

ARTICLE V

Certificates and Ownership of Shares

Section 1 - Certificates. All shares of the corporation shall be represented by certificates. Each certificate shall contain on its face (a) the name of the corporation, (b) a statement that the corporation is incorporated under the laws of the State of Minnesota, (c) the name of the person to whom it is issued, and (d) the number and class of shares, and the designation of the series, if any, that the certificate represents. Certificates shall also contain any other information required by law or desired by the Board of Directors, and shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the chief executive officer and by the Secretary or, unless otherwise limited by the Board of Directors, by any other officer of the corporation. If a certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any such officer of the corporation may be a facsimile. If a person signs or has a facsimile signature placed upon a certificate while an officer, transfer agent, or registrar of a corporation, the certificate may be issued by the corporation, even if the person has ceased to have that capacity before the certificate is issued, with the same effect as if the person had that capacity at the date of its issue. All certificates for shares shall be consecutively numbered of otherwise identified. The name and address of the person to whom the shares represented thereby are issued with the number of shares and date of issue shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation or the transfer agent for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, destroyed, or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

Section 2 - Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by such holder’s legal representative, who shall furnish proper evidence of authority to transfer, or by such holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender of such shares to the corporation or the transfer agent of the corporation.

Section 3 - Ownership. Except as otherwise provided in this Section, the person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes. The Board of Directors, however, by resolution may establish a procedure whereby a shareholder may certify in writing to the corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of one or more beneficial owners. Upon receipt by the corporation of the writing, the persons specified as beneficial owners, rather than the actual shareholder, shall be deemed the shareholders for such purposes as are permitted by the resolution of the Board of Directors and are specified in the writing.

ARTICLE VI

Contracts, Loans, Checks and Deposits

Section 1 - Contracts. The Board of Directors may authorize such officers of agents as they shall designate to enter into contracts or execute and deliver instruments in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 2 - Loans. The corporation shall not lend money to, guarantee the obligation of, become a surety for, or otherwise financially assist any person unless the transaction, or class of transactions to which the transaction belongs, has been approved by the Board of Directors, and (a) is in the usual and regular course of business of the corporation, (b) is with, or for the benefit of, a related corporation, an organization in which the corporation has a financial interest, an organization with which the corporation has a business relationship, or an organization to which the corporation has the power to make donations. (c) is with, or for the benefit of, an officer of other employee of the corporation or a subsidiary, including an officer or employee who is a director of the corporation or subsidiary, and may reasonably be expected, in the judgement of the Board of Directors, to benefit the corporation, or (d) has been approved by the affirmative vote of the holders of two-thirds of the outstanding shares, including both voting and nonvoting shares.

Section 3 - Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation shall be signed by such officers or agents of the corporation as shall be designated and in such manner as shall be determined from time to time by resolution of the Board of Directors.

Section 4 - Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks or other financial institutions as the Board of Directors may select.

ARTICLE VII

Miscellaneous

Section 1 - Dividends. The Board of Directors from time to time may declare, and the corporation may pay, dividends on it outstanding shares in the manner and upon the terms and conditions provided by law.

Section 2 - Reserves. There may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the corporation, for the purchase of additional property, or for such other purposes as the directors shall deem to be consistent with the interests of the corporation. The Board of Directors may modify or abolish such reserve.

Section 3 - Fiscal Year. The fiscal year of the corporation shall be such twelve-month period as is set by resolution of the Board of Directors, provided, however, that the first fiscal year of the corporation may be a shorter period if permitted by law and set by a resolution of the Board of Directors.

Section 4 - Amendments. Except as limited by the Articles of Incorporation, these Bylaws may be altered or amended by the Board of Directors at any meeting of directors to the full extent permitted by law, subject, however, to the power of the shareholders of this corporation to alter or repeal such Bylaws.

Section 5 - Shareholder Agreements. In the event of any conflict of inconsistency between these Bylaws, or any amendment thereto, and the terms of any shareholder control agreement as defined in Minnesota Statutes Section 302A.457, whenever adopted, the terms of such shareholder control agreement shall control.

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The undersigned, Secretary of InterTax, Inc., a Minnesota corporation, does hereby certify that the foregoing Bylaws are the Bylaws adopted for the corporation by its Board of Directors by unanimous written consent dated September 5, 1995.

Secretary